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                             SETTLEMENT AND RELEASE


         THIS SETTLEMENT AND RELEASE (this "Agreement") is made and entered into as of the 15th day of May, 2007, by and among Diverse Talent Group, Inc., a California corporation ("DTG"), Christopher Nassif, an individual ("Nassif" and, together with DTG, "DT"), CirTran Corporation, a Nevada corporation ("CTC") and Diverse Media Group Corp., a Utah corporation and wholly-owned subsidiary of CTC ("DMG" and, together with CTC, "CirTran"). DTG, Nassif, CTC and DMG may be individually referred to herein as a "Party" and collectively as the "Parties."

                                 R E C I T A L S

         WHEREAS, DT and DMG are parties to that certain Assignment and Exclusive Services Agreement effective April 1, 2006 (the "Original Assignment Agreement") , DMG and Nassif are parties to that certain Employment Agreement dated May ___, 2006 (the "Employment Agreement"), DT and DMG are parties to that certain Loan Agreement dated as of May 24, 2006 (the "Loan Agreement") and related Promissory Note dated May 24, 2006 in the principal amount of $200,000 from DTG to DMG (the "Note"), Nassif has executed that certain Fraudulent Transaction Guarantee dated as of May 24, 2006 (the "Fraudulent Transfer Guarantee"), DMG and DTG are parties to that certain Security Agreement dated as of May 24, 2006 (the "Security Agreement"), and related assignments and guaranties (the "Related Documents" and, together with the Original Assignment Agreement, the Employment Agreement, the Note, the Fraudulent Transfer Guarantee and the Security Agreement, the "Original Agreements");

         WHEREAS, disputes have arisen between the Parties regarding the Original Agreements; and

         WHEREAS, the Parties desire to resolve their existing disputes by entering into this Agreement.

         NOW, THEREFORE, in consideration of the premises, covenants and agreements made herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Rescission. DT hereby withdraws its purported rescission of the Original Agreements pursuant to its counsel's letter dated March 12, 2007.

         2. Termination of Original Agreements. The Parties hereby terminate as of March 31, 2007 (the "Effective Date"): (i) each Original Agreement, and
(ii) any other agreements between the Parties relating to or arising from such agreements.

         3. Assignment of Talent Contracts. Upon full execution of this Agreement and the issuance of the ShellCo Shares (as defined below), CirTran assigns to DTG as of the Effective Date all Talent Contracts (as defined in the Original Assignment Agreement) assigned to DMG under the Original Assignment


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Agreement. CirTran represents that it has not previously assigned the Talent
Contracts or any interest therein to any third party and none of the Talent Contracts is subject to any lien, pledge, mortgage, claim, option, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or other encumbrance of any kind or nature whatsoever (whether absolute or contingent). The assignment of the Talent Contracts is otherwise without representation, warranty, guaranty or recourse of any kind.

         4.   Surrender of Name; Assignment of Web Site.

              a. CirTran hereby surrenders the right to use the name "Diverse Media Group" as a business name and agrees to file within three (3) business days of the date hereof, the necessary documents to change the name of DMG to a name not containing the word "Diverse". CirTran will immediately and permanently discontinue the use of the name "Diverse Media Group" and "Diverse Media Group Corp." or any similar name containing the word "Diverse." The surrender of the name will not preclude DMG from notifying vendors, customers and other persons of its change of name as reasonably necessary and with a valid DMG business purpose and to identify itself in legal documents, to the extent legally required, as "formerly known as Diverse Media Group Corp." or words to that effect.

              b. CirTran hereby assigns to ShellCo any and all of the CirTran's rights, title and interest, in and to the domain name of www.diversemediagroup.com (the "Domain Name"), free of all pledges, liens, encumbrances, charges or security interests, attachments or any third party rights. Within three (3) business day of execution of this Agreement and issuance of the ShellCo Shares, CirTran will deliver to ShellCo assignment forms in the form specified by the domain name registrar for the Domain Name and reasonably acceptable to ShellCo; provided that it shall be ShellCo's responsibility to provide its technical contact, administrative contact, domain server(s) and any other information required by the domain name registrar. CirTran may continue to use the content currently hosted at the Domain Name at another domain name owned or controlled by CirTran; provided that (i) DMG's new business name will be substituted for "Diverse Media Group Corp." as provided in
Section 4(a), and (ii) all references to DTG or DMG's Talent Division will be removed.

         5. Waiver of DTG Name Change, Talent Representation and Operation of Business. CirTran hereby acknowledges and agrees that notwithstanding anything to the contrary in any Original Agreement, including, without limitation Section 7(d) of the Original Assignment Agreement, DTG (a) shall not be required to change its corporate or business name; (b) may represent talent which was under contract with DMG at any time prior to or as of the Effective Date; and (c) may operate, directly or through an affiliate, a talent agency located within Los Angeles County. Notwithstanding anything to the contrary herein or as otherwise provided in the Original Agreements, DT shall not be restricted in the operation of its business(es) as currently conducted or otherwise by any of the Parties hereto or any provision of the Original Agreements.

         6. UCC Termination Statements. Within three (3) business day of execution of this Agreement and issuance of the ShellCo Shares, CirTran will file UCC-3 termination statements with respect to any financing statements filed by it in connection with the Original Agreements with respect to DT and any of its affiliates. CirTran will promptly provide DT with copies of such termination statements and evidence of filing with and acceptance by the appropriate


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jurisdiction(s). If CirTran fails to file the termination statements within the time period prescribed in this Section 6, DT is hereby authorized to file the UCC-3 termination statements on CirTran's behalf. Each Security Document (as defined in the Loan Agreement) is hereby terminated and CirTran hereby releases, assigns, transfers and delivers to DT all of the Collateral (as defined in the relevant Security Document). CirTran hereby acknowledges that the security interests and liens granted under each Security Document and otherwise in connection with the Loan Agreement and all related documents have terminated and have been released, and CirTran agrees to execute and deliver to DT, such documents as DT shall reasonably request to evidence the termination of the security interests and release of the Collateral pursuant to this Section 6.

         7. Return of Note. Within one (1) business day of the date hereof, CirTran shall return to DTG the executed original of the Note marked "CANCELLED" and shall take all other actions reasonably necessary to terminate the Note.

         8. Issuance of ShellCo Shares. In consideration of CirTran entering into this Agreement and subject to Section 9 below, DTG will cause Diverse Media Group, Inc., a Delaware corporation and affiliate of DT ("ShellCo"), to issue 9,000,000 shares of ShellCo common stock (the "Shares") to Wilson-Davis & Co., Inc. ("Escrow Agent") for the benefit of DMG pursuant to the Escrow Agreement (the "Escrow Agreement") attached hereto as Exhibit A. DT will cause ShellCo to enter into the Escrow Agreement and the Investor Rights Agreement (the "Investor Rights Agreement"), attached hereto as Exhibit B, simultaneously with the execution of this Agreement. Pursuant to the Escrow Agreement, the Shares will be held in escrow pending the registration, sale or return of the Shares by DMG. It is a condition precedent to the issuance of the Shares by ShellCo that each party to the Investor Rights Agreement and each party to the Escrow Agreement, other than ShellCo in each such case, shall have executed and delivered to ShellCo the Investor Rights Agreement and the Escrow Agreement, as applicable.

         9. Return of ShellCo Shares. If DMG has sold ShellCo Shares for proceeds equal to an aggregate of $2,000,000, less transaction fees, any remaining ShellCo Shares received pursuant this Agreement by DMG shall be returned to and retired by ShellCo for no additional consideration, all as set forth in the Investor Rights Agreement.

         10.  Representations and Warranties.

              a. The Parties represent and warrant to each other that, in deciding to enter into this Agreement, they each: (i) made their own investigation and evaluation; (ii) had all of the information they needed; (iii) did not rely on any statements, acts or omissions except as expressly set forth in this Agreement; (iv) were not acting under any duress, compulsion or undue influence; (v) have had advice of counsel of their own choosing in negotiations for and the preparation of this Agreement; and (vi) have read the provisions of this Agreement and are fully aware of its contents and legal effect.

              b. DT represents and warrants that, as of the date hereof, ShellCo has approximately 103,000,000 shares outstanding and that the Original


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Agreements and other rights being transferred to DT pursuant to this Agreement will be owned, directly or indirectly, by ShellCo.

              c. The Parties, and each of them, represent and warrant to the other that they have the authority to enter into this Agreement.

              d. Each Party represents and warrants that this Agreement constitutes a legal, valid, and binding obligation of each of them, enforceable in accordance with its terms.

              e. Each Party represents and warrants that it has not transferred or assigned or purported to transfer or assign any of the claims, causes of action, demands, costs, obligations, damages, or liabilities being released under this Agreement, and each Party agrees to indemnify the other from and against any claim based upon, connected with, or arising out of any such assignment or transfer or purported assignment or transfer.

         11. Disclosure and Press Releases. The Parties shall promptly issue a joint press release upon execution of this Agreement accurately describing the terms of this Agreement in substantially the form attached hereto as Exhibit C.

         12.  Mutual Release and Waiver.

              a. Each Party, in consideration of the covenants and agreements of the other Parties contained herein, does hereby knowingly and voluntarily release and forever discharge and hold harmless each of the other Parties, and any of its subsidiaries, affiliates, suppliers, predecessors, successors, or assigns, and the respective agents, trustees, beneficiaries, officers, directors, shareholders, attorneys, employees, independent contractors, partners, members, managers and representatives of any of the foregoing (collectively, the "Released Parties"), of and from any and all claims, demands, damages, action and causes of action or suits at law or equity of whatsoever kind or nature, whether fixed or contingent, presently know or unknown, suspected or unsuspected that such Party has ever had, now has or in the future may have against another Party arising from, or based upon, any of the Original Agreements, including, but without limitation, any loss, liability, expense and/or detriment, of any kind or character, in any way arising out of, connected with, or resulting from the acts or omissions of the Released Parties or any of them, any breach of contract, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, cause of action or defenses based on the negligence or intentional acts or omissions of the Released Parties or any of them, and any and all related matters occurring or taking place on or before the date of this Agreement and excluding only such matters that arise solely from and relate directly to the obligations of the Parties with respect to this Agreement (collectively, the "Released Claims").

              b. Each Party hereby represents and warrants to the Released Parties that it is the sole owner of any and all of the Released Claims and that it has not assigned, pledged, or contracted to assign or pledge or otherwise disposed of any of the Released Claims.

              c. By executing this Agreement, each of the Parties hereby covenants that it shall not (i) sue, prosecute or participate in any manner in or assign any Released Claim (nor has it assigned any Released Claim) that it


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may have or have had against any other Released Party; and (ii) participate, fund, assist or encourage (explicitly or implicitly) any third party to file a lawsuit or make a claim of any kind against a Released Party with respect to matters arising prior to the Effective Date.

              d. Without limiting the generality of the releases contained in this Section 12, Nassif acknowledges that CirTran is released from any obligation to issue or vest options to have been issued to Nassif pursuant to the Employment Agreement other than the 20% of the 500,000 share option which vested upon grant as described in the Employment Agreement. The vested portion of such 500,000 share option shall expire if not exercised within 90 days after the Effective Date of this Agreement.

         13. Unknown Facts. It is expressly agreed and understood that, except as expressly limited, the release and waiver of claims set forth in this Agreement releases all losses, injuries, damages, and claims of every kind and character that a Party may have against the Released Parties from the beginning of time to the date of execution of this Agreement arising out of or connected with the Original Agreements. The Parties also acknowledge that they may hereafter discover facts that occurred prior to the execution of this Agreement, that are different from, or in addition to, those which they now know to be true and agree that this Agreement and the releases contained herein be and remain effective in all respects notwithstanding such different or additional facts or discovery thereof. The Parties expressly waive the benefit of any statute or rule of law, if any, that might otherwise limit the scope of this Agreement because of unknown matters existing from the beginning of time to the date of execution of this Agreement, whether material or otherwise, excluding only such matters that arise solely from and relate directly to the obligations of the Parties with respect to this Agreement. In particular, the Parties waive the benefit of and acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code ss.1542, which provides as follows:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

         14. No Admissions. This Agreement shall not be construed as an admission of liability on the part of any of the Parties of any kind or nature whatsoever as to any matter.

         15. No Disparagement. Each Party agrees not to make any oral or written statement that disparages the other Party or any of their affiliates (including any of their past or present officers, employees, members, managers, parents, subsidiaries, operations, products, services, competitive practices or reputation).

         16. Confidentiality. Except pursuant to Section 11, as a material inducement to the Parties to enter into this Agreement and as an indivisible part of the consideration to be received for entering into this Agreement for the performance of obligations under this Agreement by each Party to this Agreement, each Party agrees that it will not disclose, disseminate and/or


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publicize or cause or permit to be disclosed, disseminated and/or publicized, any of the specific terms of this Agreement, including any negotiations or discussions concerning this Agreement and/or any of its terms, any claims or allegations or the basis for any claims or allegations, which were or could have been made against the other Party, or any of their past or present officers, managers, investors, members, employees, representatives, agents, parent or affiliated companies, benefit plans, partners, heirs and attorneys which concern and are within the scope of this Agreement, directly or indirectly, specifically or generally, to any person, corporation, association, governmental agency, or other entity except: (a) to the extent necessary to report income to appropriate taxing authorities, including without limitation, disclosure to such Party's lawyers and accountants or, as may be required in connection with any audit by any taxing authority or to disclose the tax treatment or the tax structure of the transactions contemplated by this Agreement; (b) in response to an order of a court of competent jurisdiction or a subpoena issued under the authority thereof; (c) in response to any subpoena issued by a state or federal governmental agency; or (d) as otherwise required by law, including the requirements of the Securities Exchange Act of 1934, as amended, applicable to the Parties. Each Party agrees to provide the other Party prompt written notice if such Party receives a subpoena or court order regarding information made confidential by this Section 16 and agrees to notify the other Party prior to making any such disclosure pursuant to any subpoena or court order. Each Party agrees to cooperate fully with the other Party's efforts and if any, to seek a protective order or any other legal proceedings regarding the disclosure of information pertaining to this Section 16, at the expense of the Party seeking such protective order or other legal proceeding.

         17. Effect of Non-Disparagement, Confidentiality Provisions. Each of the Parties will inform its officers and directors who were previously engaged in the relationship between DTG and Cirtran of the restrictions contained in Sections 15 and 16 and each Party shall be responsible for breaches of such Sections 15 and 16 by its officers or directors.

         18. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered by hand, within one (1) business day of facsimile with receipt confirmed or upon receipt when mailed by United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

              If to DT:                 Diverse Talent Group
                                        1875 Century Park East, Suite 2250
                                        Los Angeles, CA 90067
                                        Attention: Christopher Nassif
                                        Facsimile: _______________________

              With a copy to:           Katten Muchin Rosenman LLP
                                        2029 Century Park East, Suite 2600
                                        Los Angeles, California 90067
                                        Attention: Daniel Platt, Esq.
                                        Facsimile: 310.712.8412


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              If to CirTran:            CirTran Corporation
                                        4125 South 6000 West
                                        West Valley City, Utah 84128
                                        Attention: Iehab Hawatmeh
                                        Fax: 801-963-5180

              With a copy to:           Callister Nebeker & McCullough
                                        2180 S. 1300 East, Suite 600
                                        Salt Lake City, Utah 84106
                                        Attention:  Paul H. Shaphren, Esq.
                                        Facsimile: 801.746.8607

         Each of the Parties shall be entitled to specify a different address by giving notice in writing as aforesaid to the others.

         19.  Dispute Resolution.

              a. Any controversy, claim or dispute arising out of or related to this Agreement or the interpretation, performance or breach hereof, including, without limitation, alleged violations of state or federal statutory or common law rights or duties (each, a "Dispute"), shall be resolved according to the procedures set forth in this Section 19, which shall constitute the sole dispute resolution mechanisms hereunder. In the event that the Parties are unable to resolve any Dispute after meeting and attempting in good faith to reach a negotiated resolution, such Dispute(s) shall first be mediated by a retired judge or justice of any California state or federal court. If the Parties are unable to agree upon a mediator, any Party may apply to the Los Angeles office of JAMS/Endispute, or its successor ("JAMS"), for the appointment of a mediator from a panel of retired judges and justices maintained by that organization.

              b. If the Parties are unable to resolve one or more Dispute(s) by mediation, then any Party may initiate arbitration of such Dispute(s). The arbitration shall be initiated and conducted according to the JAMS/Endispute Comprehensive Arbitration Rules and Procedures in effect as of the date hereof, including the Optional Appeal Procedure provided for in such rules (the "Arbitration Rules"). The arbitration shall be conducted in Los Angeles County before a single neutral arbitrator appointed in accordance with the Arbitration Rules. Any appeal shall be heard and decided by a panel of three neutral arbitrators. The neutral arbitrator and the members of any Appeal Panel shall be retired judges or justices of any California state or federal court. In all their substantive (as opposed to procedural or discovery-related) rulings, the arbitrator and Appeal Panel shall apply California law. If any Party refuses to perform any or all of its obligations under the final arbitration award (following appeal, if applicable) within thirty (30) calendar days of such award being rendered, then the other Party or Parties may enforce the final award in any court of competent jurisdiction in Los Angeles County.

              c. Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard only in a court of competent jurisdiction in Los Angeles,


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California, to be tried without a jury. To the maximum extent permitted by applicable law, the Parties hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any Party against any other Party or Parties with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability.

              d. If a Party believes in good faith that all or part of a Dispute, or any claim for relief or remedy sought, is not subject to arbitration under then-prevailing law, then that Party may seek a determination to that effect from a court of competent jurisdiction in Los Angeles, California. If the court determines that the matter is not arbitrable or that the remedy sought is not available in arbitration, then the specific matter or request for remedy in question may be resolved by the court. All other matters and claims for relief shall be subject to arbitration as set forth above.

         20.  General Provisions.

              a. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, heirs, and legal representatives, and nothing in this Agreement is intended to confer any right, remedy, or benefit upon any other person. This Agreement shall inure to the benefit of each of the Released Parties and their successors and assigns.

              b. No assignment or delegation of this Agreement, including an assignment or delegation by operation of law or of any of the rights or obligations under this Agreement by any of the Parties shall be valid without the written consent of DT and CirTran, provided that the written consent of DT may be given by DTG or Nassif and the written consent of CirTran may be given by CTC or DMG.

              c. This Agreement supersedes all prior agreements or understandings of the Parties on the subject matter of this Agreement. Any prior negotiations, term sheets, correspondence, agreements, proposals, or understandings relating to the subject matter of this Agreement shall be deemed to be merged into this Agreement and to the extent inconsistent with this Agreement, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter of this Agreement, except as set forth in this Agreement.

              d. This Agreement may not be modified by any oral agreement, either express or implied, and all amendments or modifications of this Agreement shall be in writing and be signed by all of the Parties.

              e. The Section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms of this Agreement.

              f. The failure of any of the Parties to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed to constitute a waiver or relinquishment of any


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right granted under this Agreement or of the future performance of any such term, covenant, or condition, and the obligations of the appropriate Party with respect to any such term or condition shall continue in full force and effect.

              g. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

              h. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

              i. Should any of the Parties default in or breach of any of the covenants contained in this Agreement, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or non-prevailing Party shall pay all costs and expenses, including reasonable attorneys' fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, an appeal, or otherwise.

              j. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, which internal laws exclude any provision or interpretation of such laws that would call for, or permit, the application of the laws of any other state or jurisdiction, and any dispute arising therefrom and the remedies available shall be determined solely in accordance with such internal laws.

              k. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and which taken together shall constitute a single instrument. The delivery of a counterpart signature by facsimile shall be effective as delivery of a manually signed original and the receiving party may rely thereon for all purposes.

              l. After the date of this Agreement, each Party will from time to time, at the other Party's request and without further cost to the Party receiving the request, execute and deliver to the requesting Party such other instruments and take such other action as the requesting Party may reasonably request so as to enable it to exercise and enforce its rights under and fully enjoy the benefits and privileges with respect to this Agreement and to carry out the provisions and purposes hereof.

              m. Each of the Parties hereby acknowledges that monetary damages alone would be an inadequate remedy for the injuries and damage that would be suffered by the aggrieved Party as a result of a breach of the other Party's obligations under Section 12, 13, 15 or 16 of this Agreement. Accordingly, if either Party should breach any of its obligations under Section 12, 13, 15 or 16 of this Agreement, the aggrieved Party, in addition to any other remedies it may have at law or under this Agreement, will be entitled to equitable relief therefore and to specifically enforce such provisions, without the requirement of first pursuing any other remedy, posting any bond or other security or establishing any monetary damages.



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              n. In entering into this Agreement, each Party assumes the risk of any mistake of fact or law on its behalf. If any Party should subsequently discover that its understanding of the facts or of the law was or is incorrect, such Party shall not be entitled to relief in connection therewith, including, without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law.



                  [Remainder of page left intentionally blank]








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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        DIVERSE TALENT GROUP, INC.


                                        By: _______________________________
                                            Christopher Nassif, its President




                                        Christopher Nassif, individually

                                        CIRTRAN CORPORATION


                                        By: _______________________________
                                            Iehab Hawatmeh, its President

                                        DIVERSE MEDIA GROUP CORP.


                                        By: _______________________________
                                            Iehab Hawatmeh, its President














                   [Signature Page to Settlement and Release]

                                    Exhibit A
                                    ---------


                                Escrow Agreement






















                                   [Exhibit A]

                                    Exhibit B
                                    ---------

                            Investor Rights Agreement



















                                   [Exhibit B]

                                    Exhibit C

                               Joint Press Release

                               [Draft in Process]























                                   [Exhibit C]

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